Exhibit 99.1

Drinks Americas Enters Into Letter of Intent to Purchase Worldwide Beverage Imports, LLC

Transaction Could Add $2mil in Incremental Revenue to Drinks Americas

RIDGEFIELD, CT, (DATE - PRNEWSWIRE) – Drinks Americas Holdings, Ltd., (“Drinks”) (OTCBB: DKAM), a leading developer and marketer of beverage products, announced today that it has entered into a letter of intent regarding the acquisition of Worldwide Beverage Imports, LLC (“WBI”) for approximately 1,000,000 shares of common stock of the Company in exchange for the assignment and assumption of the contract and sale rights to WBI’s licensed brands, WBI’s sales rights in California (the only territory not currently included in Drinks distribution agreement), WBI’s lease for warehouse facilities and a right of first refusal to purchase the assets of Fabrica de Tequilas Finos, S.A. de C.V. and Cerveceria Mexicana, S. de R.L. de C.V. and Cerveceria Azteca, S. de R.L. de C.V.

The immediate impact of the close of this transaction will be the addition of up to $2mil of tequila sales for Drinks Americas from the addition of California territory sales, which sales area not currently included in the scope of Drinks Americas’ global distribution and licensing contract with WBI.

Patrick Kenny, CEO of Drinks Americas stated, “If we close this transaction, it will have the immediate impact of potentially increasing our gross margins, enhancing our potential profitability and immediately adding up to $2mil in revenue from the additional California business to our National model. The overall transaction, once completed, will impact Drinks Americas’ size, scale, potential profitability, and will create a large west coast sales and distribution center.”

The final terms and conditions of the Transaction are being negotiated and will be determined in a definitive agreement. No assurances can be provided that a definitive agreement will be executed.  Execution of a definitive agreement is subject to, among other things, the grant to the Company of a thirty day right of first refusal to purchase the assets of Fabrica de Tequilas Finos, S.A. de C.V. and Cerveceria Azteca, S. de R.L. de C.V., which right of first refusal shall expire twelve months from the date of the contemplated definitive agreement.

For further information see Drinks Americas’ Current Report on Form 8-K filed with the SEC on May 30, 2012.

About Drinks Americas

Drinks Americas develops, owns, markets, and nationally distributes alcoholic premium beverages. In June 2011, the Company entered into a sales, distribution and licensing agreement with Worldwide Beverage Imports, LLC and is now selling and distributing KAH® Tequila, Agave 99® Tequila, Rio Bravo Beer, Crazy Pig Mexican Ale and Chili Devil Beer. The Company also markets Willie Nelson’s Old Whiskey River Bourbon, Olifant Vodka, receives a royalty for Kid Rock’s American Badass Beer and Damiana Mexican Liqueur, and owns and distributes Rheingold Beer.

For further information, please visit us on Facebook at http://www.facebook.com/KahTequila and on our new websites at www.drinksamericas.com and www.rheingoldbrewingcompany.com.

Safe Harbor

Except for the historical information contained herein, the matters set forth in this release, including the description of the company and its product offerings, are forward-looking statements within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the historical volatility and low trading volume of our stock, the risk and uncertainties inherent in the early stages of growth companies, the company's need to raise substantial additional capital to proceed with its business, risks associated with competitors, and other risks detailed from time to time in the company's most recent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Charles Davidson
Drinks Americas, Inc.
203-403-3622